UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 26, 2013

FRESH HEALTHY VENDING INTERATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-177305	45-2511250
(Commission File Number)	(IRS Employer Identification No.)

9605 Scranton Road, Suite 800, San Diego, California 92121
(Address of Principal Executive Offices)

858-210-4200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Fresh Healthy Vending International, Inc. (“FHVI”) www.freshvending.com (OTC Markets: VEND), announced the conversion on September 26, 2013 of the entire outstanding balance of its notes payable (the “Notes”) and related accrued interest into shares of its common stock.  The outstanding Notes with a principal balance of $191,000 were issued on July 19, 2013 at the time of the Company’s purchase of the assets of FHV Holdings Corp and the sale of 2,788,369 shares of its common stock for $1,190,000.

Each of the Notes was convertible into shares of FHVI common stock at the rate of $1.25 per share at  the option of the holder and each was also subject to mandatory conversion if prior to maturity date of the Notes the reported trading price of FHVI shares in their principal market closed at not less than $1.50 per share for seven trading days within any twenty consecutive trading days.  On September 26, 2013, the conditions required for a mandatory conversion of the Notes were satisfied and the entire principal balance of the Notes and related accrued interest totaling $1,082 were automatically converted into 153,667 shares of the Company’s common stock. A copy of the FHVI's press release dated October 16, 2013 announcing this conversion is attached to this filing as Exhibit 99.1.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

 (d) Exhibits

Exhibit No.

Description

99.1

Press release titled: “Fresh Healthy Vending International, Inc. Converts Notes Payable Outstanding”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2013

Fresh Healthy Vending International, Inc.

/s/ ALEX KENNEDY

By: Alex Kennedy

Chief Executive Officer and Chief Financial Officer

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